Exhibit (10)-1b

                  WISCONSIN ENERGY CORPORATION
                NON-QUALIFIED STOCK OPTION AWARD


THIS NON-QUALIFIED STOCK OPTION, dated the 3rd day of April, 2000, is granted by WISCONSIN ENERGY CORPORATION (the "Company"), to Name (the "Employee") pursuant to the Company's 1993 Omnibus Stock Incentive Program (the "Plan") as amended from time to time.

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its officers and other key employees to obtain or increase their stock ownership interest in the Company in order that they will thus have a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable; and

WHEREAS, the Employee is employed by the Company or one of its subsidiaries as an officer or key employee;

NOW, THEREFORE, in consideration of these premises and the services to be performed by the Employee, the Company grants this stock option to the Employee on the following terms and conditions.

1.   DEFINED TERMS
All capitalized terms used in this option and not otherwise defined herein are defined in the attached Appendix or in the Plan.

2.   OPTION GRANT
The Company grants to the Employee an option to purchase a total of NQ shares of common stock of the Company (the "Common Stock") at an option price of $19.969 per share. This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.   VESTING OF OPTION
Except as otherwise provided herein, this option shall be exercisable only prior to the Expiration Date (as defined in paragraph 4), and then only as set forth in the following schedule:

     Years from Date of Option Grant        % of Shares
                                            Exercisable
     Less than 1                                  0%
     At least 1 but less than 2                  25%
     At least 2 but less than 3                  50%
     At least 3 but less than 4                  75%
     At least 4                                 100%

Notwithstanding the foregoing, this option shall become immediately exercisable upon the occurrence of any of the following events (the "Special Vesting Events"):

   (i) the termination of the Employee's employment with the Company or a subsidiary by reason of Retirement, Disability or death,
   (ii) the termination of the Employee's employment with the Company or a subsidiary by reason of discharge without Cause and not for reasons relating to performance,
   (iii) any termination of the Employee's employment with the Company or a subsidiary under circumstances entitling the Employee to separation benefits under the Company's Special Executive Severance Policy or Executive Severance Policy, or
   (iv) the occurrence of a Change in Control of the Company while the Employee is employed by the Company or a subsidiary.

Any unvested shares are immediately forfeited upon the Employee's cessation of employment with the Company or a subsidiary prior to the occurrence of a Special Vesting Event. However, the Committee may, in its discretion, vest options upon separation.

4.   TERM OF OPTION
All rights to exercise this option shall terminate on the Expiration Date which is the earliest of the following dates:

   (i) three months after the Employee's voluntary separation from employment with the Company or a subsidiary prior to the occurrence of a Special Vesting Event,
   (ii) ten years from the date of grant after the Employee's termination of employment with the Company or a subsidiary on or after the occurrence of a Special Vesting Event, or
   (iii)  ten years from the date of grant.

5.   METHOD OF EXERCISE
This option may be exercised only by appropriate notice in
writing delivered to the Corporate Secretary of the Company and accompanied by:

     (i) a check payable to the order of the Company for the full purchase price of the shares purchased, or delivery of shares of Common Stock owned by the Employee and acceptable to the Committee (or an attestation of the Employee's ownership of such shares in lieu of delivery) valued at fair market value on the date of exercise, or some combination of a check and use of such shares (and shares acquired in a prior option exercise may not be used for this purpose until the shares have been held by the Employee for six months), and
     (ii) such other documents or representations (and satisfaction of any applicable tax withholding obligations) as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.



6.   NON-TRANSFERABILITY; DEATH; DESIGNATED BENEFICIARY
This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee. If the Employee dies after termination of employment without any Special Vesting Event having occurred but during the option period and before the Expiration Date specified in paragraph 4 hereof, this option may be exercised, to the extent otherwise vested, in whole or in part and from time to time, in the manner described in paragraph 5 hereof, by the Employee's "Designated Beneficiary" (defined below) or if none or if the Designated Beneficiary does not survive the Employee, by the Employee's estate or the person to whom the option passes by will or the laws of descent and distribution, but only within a period of (a) two years after the Employee's death or (b) ten years from the date hereof, whichever period is shorter. To the extent that this option may be exercisable after the death of the Employee (whether before or after termination of employment), this option may be exercised by the "Designated Beneficiary" of the Employee. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Employee in a writing filed with the Committee in such form and at such time as the Committee may require. If a deceased Employee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Employee, any rights that would have been exercisable by the Employee and any benefits distributable to the Employee shall be exercised by or distributed to the legal representative of Employee's estate or the person to whom the option passes by will or by the laws of descent and distribution. If a deceased Employee designates a beneficiary and the Designated Beneficiary survives the Employee but dies before the Designated Beneficiary's exercise of all rights under this option or before complete distribution of benefits to the Designated Beneficiary under this option, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.



7.   REGISTRATION
If at any time during the option period the Company shall be advised by its counsel that shares deliverable upon exercise of the option are required to be registered under the Securities Act of 1933 ("Act") or any state securities laws, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of that Act or such state securities laws, the Company will use its best efforts to effect the registration or provide the prospectus not later than a reasonable time following each exercise of this option, but delivery of shares by the Company may be deferred until the registration is effected or the prospectus is available. The Employee shall have no interest in shares covered by this option until certificates for the shares are issued, or in lieu of certificates, shares are credited to the Employee's account in the book-entry form.

8.   ADJUSTMENTS
If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividend, stock split or similar transaction), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to the change in issued shares and the option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed. If during the term of this option, the Common Stock of the Company shall be changed into another kind of stock or into securities of another corporation, cash, evidence of indebtedness, other property or any combination thereof (the "Acquisition Consideration"), whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Committee shall cause adequate provision to be made whereby the Employee shall thereafter be entitled to receive upon the due exercise of this option the Acquisition Consideration the Employee would have been entitled to receive for Common Stock acquired through exercise of this option immediately prior to the effective date of such transaction.



9.   WITHHOLDING
Employee may satisfy any tax withholding obligations arising with respect to the exercise of this option in whole or in part by tendering a check to the Company for any required amount, by election to have a portion of the shares that would otherwise be issued withheld to defray all or a portion of any applicable taxes, or by election to have the Company or its subsidiaries withhold the required amounts from other compensation payable to the Employee.

10.  IMPACT ON OTHER BENEFITS
The income attributable to the exercise of this option shall not be includable as compensation or earnings for purposes of any other benefit plan or program offered by the Company or its subsidiaries.

11.  PLAN GOVERNS
Notwithstanding anything in this option, the terms of this option shall be subject to the terms of the Plan, a copy of which may be obtained by the Employee from the Secretary of the Company, and this option is subject to all interpretations, amendments, rules and regulations established by the Committee from time to time pursuant to the Plan.

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option, all as of the date first above written.


                                   WISCONSIN ENERGY CORPORATION

                                   By
                                      ---------------------------
                                              Corporate Secretary


                                      ---------------------------
                                                             Name
                            APPENDIX


     This is an appendix to a Wisconsin Energy Corporation Incentive Stock Option Award (the "Agreement") dated April 3, 2000.
As used in the Agreement, the terms set forth below shall have the following meanings:
     (a)  "Cause" means:
          (i) the willful and continued failure of the Employee to substantially perform the Employee's duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board of Directors of the Company, the Compensation Committee or an elected officer of the Company which specifically identifies the manner in which the Board, the Committee or the elected officer believes that the Employee has not substantially performed the Employee's duties, or
          (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. However no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.
     (b) "Disability" means separation from the service of the Company or a subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee's job.
     (c) "Executive Severance Policy" and the "Special Executive Severance Policy" means such Severance Policies as adopted in connection with the acquisition by the Company of WICOR, Inc. and as amended from time to time.
     (d) "Retirement" means separation from the Service of the Company or a subsidiary either at or after attainment of age 55 and completion of at least ten years of service or at or after age 65.